EXHIBIT 14(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “GSVIT Funds—Financial Highlights” and “Independent Auditors” and to the use of our report on Goldman Sachs Growth and Income Fund, Goldman Sachs CORE U.S. Equity Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs Capital Growth Fund and Goldman Sachs International Equity Fund (five of the funds comprising Goldman Sachs Variable Insurance Trust) dated February 5, 2003 included in this Registration Statement on Form N-14 of Goldman Sachs Variable Insurance Trust.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York

September 16, 2003